EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Form S-8 Registration Statements File Nos. 33-84592, 33-84594, 33-15493, 33-15499, 33-48539, 333-48541, 333-58773, 333-58777 and 333-45414.

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Los Angeles, California
March 27, 2002